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                                                                   EXHIBIT 99(A)

                             LEC ACQUISITION, L.L.C.
                               3 NORTHWINDS CENTER
                             2500 NORTHWINDS PARKWAY
                                    SUITE 175
                            ALPHARETTA, GEORGIA 30004



                       TERMINATION OF DEBENTURE AGREEMENT

LEC Acquisition, L.L.C. hereby informs Golf Entertainment, Inc. that LEC Acquisition, L.L.C. does not have sufficient funds to purchase additional debentures, nor does it anticipate obtaining such funds. LEC Acquisition, L.L.C. also waives any right to purchase any future debentures from Golf Entertainment, Inc.



By: /s/ Ronald G. Farrell
    --------------------------------
    Ronald G. Farrell
    Manager
    LEC Acquisition, L.L.C.

Date:     8/12/00
      ------------------------------

AGREED and ACCEPTED


By: /s/ Scott A. Lane
    --------------------------------
    Scott A. Lane
    Chief Financial Officer
    Golf Entertainment, Inc.

Date:     8/12/00
      ------------------------------